Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Managed Portfolio Series, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Managed Portfolio Series for the period ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Managed Portfolio Series for the stated period.

/s/James R. Arnold James R. Arnold President, Managed Portfolio Series	/s/Brian R. Wiedmeyer Brian R. Wiedmeyer Treasurer, Managed Portfolio Series
Dated: March 5, 2012	Dated: March 5, 2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Managed Portfolio Series for purposes of the Securities Exchange Act of 1934.